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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT

Name                               Jurisdiction of Incorporation
----                               -----------------------------

The Hackett Group, Inc.            Ohio
Delphi Partners, Inc.              New Jersey